UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56001	47-1963189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3859 S Valley View Blvd, Ste 2 #107

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-888-397-9114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2026, Barrel Energy, Inc. (the “Company”) closed the financing transactions contemplated by a Note Purchase Agreement (the “Note Purchase Agreement”) and a Common Stock Purchase Agreement (the “Equity Purchase Agreement”), each dated July 29, 2026, with Coventry Enterprises, LLC, a Delaware limited liability company (the “Investor”). In connection with those agreements, the Company also issued a promissory note, granted a pre-funded common stock purchase warrant, entered into a Registration Rights Agreement and delivered Irrevocable Transfer Agent Instructions (collectively, the “Transaction Documents”). The Investor funded the Note purchase price on August 5, 2026. The Company is not aware of any material relationship between the Company or its affiliates and the Investor other than the financing transactions described in this Current Report.

Note Financing.

At the closing on August 5, 2026, pursuant to the Note Purchase Agreement, the Company issued to the Investor a promissory note with an original principal amount of $150,000 (the “Note”) for a purchase price of $135,000, reflecting an original issue discount of $15,000. The closing memorandum provides for the payment of $10,000 of the Investor’s legal expenses from the gross proceeds, resulting in net cash proceeds to the Company of $125,000.

The Note provides for guaranteed interest of $15,000, which was deemed earned on the original issue date. The principal amount and guaranteed interest are payable in twelve monthly installments of $13,750, beginning September 1, 2026 and continuing through August 1, 2027, unless earlier paid or accelerated. The Company may prepay the Note from time to time without penalty or premium.

The Note is convertible solely following the occurrence and continuance of an Event of Default, as defined in the Note. During an Event of Default, the Note bears default interest at the lesser of 22% per annum or the maximum rate permitted by applicable law. Following an Event of Default, the Investor may elect to accelerate an amount equal to 150% of the outstanding principal amount and accrued and unpaid interest, together with other amounts due under the Note, and may elect to receive payment in cash or shares of the Company’s common stock. The conversion price is generally 102% of the lowest trading price of the common stock during the twenty trading days preceding the applicable conversion date, subject to the alternative conversion price provisions and customary adjustments set forth in the Note. Conversions are subject to a 4.99% beneficial ownership limitation, which the Investor may increase to not more than 9.99% upon at least 61 days’ prior notice to the Company.

Commitment Securities and Pre-Funded Warrant.

As additional consideration for the Note financing and the Investor’s entry into the Equity Purchase Agreement, the Company agreed to issue to the Investor 44,860,348 shares of common stock and a pre-funded warrant to purchase up to 5,139,652 shares of common stock (the “Pre-Funded Warrant”). The exercise price of the Pre-Funded Warrant is $0.0001 per share, subject to adjustment. If the Company timely repays all obligations under the Note in full and no uncured Event of Default has occurred, the Investor is required, within ten calendar days after repayment, to return to the Company for cancellation 34,860,348 shares of common stock and the entire Pre-Funded Warrant, leaving 10,000,000 shares of common stock retained by the Investor under the Note financing documents.

The Equity Purchase Agreement separately provides for the issuance to the Investor of 5,000,000 commitment shares as additional consideration for the Investor’s equity purchase commitment.

Equity Purchase Facility.

Under the Equity Purchase Agreement, the Investor committed to purchase, from time to time at the Company’s election and subject to the satisfaction of specified conditions, up to $5,000,000 of the Company’s common stock during the 36-month period following the initial effectiveness of the resale registration statement. The amount of each drawdown may not exceed the lesser of $250,000 or 200% of the average daily trading value during the ten business days immediately preceding the applicable drawdown notice. Subject to waiver by the Investor, the Company generally may not deliver a subsequent drawdown notice until the expiration of fourteen business days after the prior notice and the closing of the prior drawdown.

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The purchase price for drawdown shares is generally the lesser of (i) 80% of the lowest trading price of the common stock during the twenty-business-day pricing period preceding the drawdown notice or (ii) the price at which the Company issues common stock or common stock equivalents below that calculated price during the thirty-business-day period preceding the drawdown notice. The Equity Purchase Agreement contains customary representations, warranties, covenants, closing conditions, indemnification provisions, beneficial ownership limitations and adjustment provisions.

Registration Rights and Transfer Agent Instructions.

Under the Registration Rights Agreement, the Company agreed to file an initial registration statement with the Securities and Exchange Commission on or before October 12, 2026 covering the maximum number of registrable securities permitted under applicable SEC rules, including the commitment shares, shares issuable upon conversion of the Note, shares underlying the Pre-Funded Warrant, drawdown shares and certain adjustment or true-up shares. The Company agreed to use commercially reasonable efforts to cause the registration statement to become effective and to maintain its effectiveness for the period specified in the Registration Rights Agreement.

The Company also delivered Irrevocable Transfer Agent Instructions directing ClearTrust LLC, the Company’s transfer agent, to establish an initial aggregate reserve of 100,000,000 shares of common stock for potential issuances in connection with the Note and the equity purchase facility and, subject to the Transaction Documents and applicable law, to issue shares upon receipt of the required conversion or issuance notices.

Use of Proceeds.

The Company intends to use the net proceeds from the Note financing and any future proceeds received under the equity purchase facility for the expansion of the Company’s operations, marketing and promotional activities, business development and general working capital, subject to the limitations and restrictions contained in the Transaction Documents.

The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the full text of the Note, the Pre-Funded Warrant, the Note Purchase Agreement, the Equity Purchase Agreement, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report regarding the Note and the Note Purchase Agreement is incorporated by reference into this Item 2.03. On August 5, 2026, upon the funding and closing of the Note financing, the Company became obligated under the Note in the principal amount of $150,000, together with $15,000 of guaranteed interest. The Note is payable in twelve monthly installments of $13,750 commencing September 1, 2026 and matures on August 1, 2027, subject to earlier payment or acceleration. Upon an Event of Default, default interest may accrue at the lesser of 22% per annum or the maximum rate permitted by law, and the Investor may accelerate an amount equal to 150% of the outstanding principal and accrued and unpaid interest, together with other amounts due under the Note, and may elect payment in cash or common stock as provided in the Note.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. In connection with the Transaction Documents, the Company issued or agreed to issue to the Investor: (i) the Note; (ii) 44,860,348 shares of common stock and the Pre-Funded Warrant to purchase up to 5,139,652 shares of common stock in connection with the Note financing; (iii) 5,000,000 commitment shares under the Equity Purchase Agreement; and (iv) such additional shares of common stock as may become issuable upon an Event of Default and conversion of the Note, exercise of the Pre-Funded Warrant, drawdowns under the Equity Purchase Agreement or adjustments under the Transaction Documents. The number of shares that may be issued upon conversion or future drawdowns cannot be determined at this time because the applicable number depends upon future market prices and the other terms of the Transaction Documents.

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The securities were offered and sold, or will be offered and sold, to the Investor, which represented that it is an accredited investor, in transactions intended to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D. The Company did not register the offer or sale of the securities under the Securities Act, and the securities may not be offered or sold in the United States absent registration or an applicable exemption from registration. At the Note closing on August 5, 2026, the Company received gross cash proceeds of $135,000 and net cash proceeds of $125,000 and may receive additional proceeds from future drawdowns under the Equity Purchase Agreement and exercises of the Pre-Funded Warrant, if any.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Promissory Note issued by Barrel Energy, Inc. to Coventry Enterprises, LLC, dated July 29, 2026.

4.2	Common Stock Purchase Pre-Funded Warrant issued to Coventry Enterprises, LLC, dated July 29, 2026.

10.1	Note Purchase Agreement between Barrel Energy, Inc. and Coventry Enterprises, LLC, dated July 29, 2026.

10.2	Common Stock Purchase Agreement between Barrel Energy, Inc. and Coventry Enterprises, LLC, dated July 29, 2026.

10.3	Registration Rights Agreement between Barrel Energy, Inc. and Coventry Enterprises, LLC, dated July 29, 2026.

10.4	Irrevocable Transfer Agent Instructions to ClearTrust LLC, dated July 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: August 10, 2026	By:	/s/ Jarmin Kaltsas
	Name:	Jarmin Kaltsas
	Title:	Chief Executive Officer

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